Exhibit 16

        Schedule for Computation of Yield and Effective Yield Quotations

              EXPLANATION OF YIELD AND EFFECTING YIELD CALCULATION

         The following is an example of the yield calculation for the Phoenix California Tax Exempt Bonds, Inc. based on a 30 day period ending April 30, 1994.

         The yield is computed by dividing the net investment income per share earned during the accounting period by the maximum offering price per share on the last day of the period, according to the following formula:

         YIELD =

                  Where:

                  a =      dividends and interest earned during the period.

                  b =      expenses accrued for the period (net of
                           reimbursements).

                  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

                  d = the maximum offering price per share on the last day of the period.

         The yield of the Phoenix California Tax Exempt Bonds, Inc. is computed as follows:

                  Yield =

                  a - b + 1(6) - 1 = yield
                  -----
                  c x d

                  592,504 - 100,841 + 1(6) - 1 = 4.29%
                  -----------------
                  10,143,107 x 13.68

TOTAL RETURN FORMULA:


                              T =  (N)      ERV      .1 =
                                            ---
                                            P

Phoenix California
Tax Exempt Bonds, Inc.


                              T =   (10)    2316     .1 = 8.76
                                            ----          ----
                                            1000

Where:   P =     a hypothetical initial payment of $1,000 invested on 4/30/84
         T =     average annual total return assuming reinvestment of dividends, distributions and annual capital gains distributions
         N =     number of years
         ERV =   ending redeemable value

                     EXPLANATION OF TOTAL RETURN CALCULATION

                                  - TEN YEAR -


Fund             Initial       Sales       Initial     Number of     Share         Gross       Less        Recurring      Ending
                 Payment      Charge*       Net         Shares       Value      Redemption      (-)         Account     Redemption
                                           Asset         Per        4/30/94        Value                     Fees         Value
                                           Value       Initial                                                           4/30/94
                                                       Payment
Phoenix          $1,000        47.50        953         85.179       2,316         2,316         -           None         2,316
California Tax
Exempt Bonds,
Inc.


*Assumes initial sales load is deducted from the initial $1,000 payment.

                       PHOENIX CALIFORNIA TAX-EXEMPT BOND

                              PREPARED FOR: LVOTTA


                                                               Sales                             Net Asset          Initial
                           Initial           Offering          Charge            Shares            Value           Net Asset
            Date          Investment          Price           Included          Purchased        per Share           Value
            ----          ----------        ---------         --------          ---------        ---------         ---------
           4/30/84          $1,000.00        $11.7400           4.75%             85.179          $11.1800            $952



                     Dividends and Capital Gains Reinvested


         - - - - - - C O S T   O F   S H A R E S - - - - - -              - - - - - - V A L U E   O F   S H A R E S - - - - - -
                         Annual    Cumulative     Total      Annual                   From                 From
          Cumulative    Income      Income      Investment  Cap Gain      From      Cap Gains    Sub-     Dividends   Total   Shares
 Date     Investment   Dividends   Dividends       Cost     Distrib'n  Investment  Reinvested    Total   Reinvested   Value    Held
4/30/84     1,000          0           0          1,000        0           952          0          952          0       952     85
4/30/85     1,000         90          90          1,090        0           984          0          984         94     1,078     93
4/30/86     1,000         97         187          1,187        0         1,090          0        1,090        207     1,297    101
4/30/87     1,000        103         289          1,289        0         1,065          0        1,065        300     1,365    109
4/30/88     1,000        102         391          1,391        0         1,045          0        1,015        396     1,441    117
4/30/89     1,000        109         500          1,500        0         1,084          0        1,084        522     1,606    126
4/30/90     1,000        117         618          1,618        0         1,072          0        1,072        631     1,703    135
4/30/91     1,000        122         740          1,740        3         1,112          3        1,115        781     1,896    145
4/30/92     1,000        132         872          1,872       14         1,124         17        1,141        920     2,061    156
4/30/93     1,000        130       1,002          2,002       13         1,162         30        1,192      1,083     2,275    167
4/30/94     1,000        130       1,132          2,132       20         1,111         47        1,156      1,158     2,316    178

Totals                 1,132                                  49         1,111         47        1,158      1,158     2,316    178


  Average Annual Total Return for This Illustration: 8.76% (Annual Compounding)

         Average Annual Total Returns     1 - Year     5 - Year     10 - Year
                                          --------     --------     ---------
       after Maximum 4.75% Sales Charge
         for Periods Ending 3/31/94:       -2.64%        7.04%         8.74%

                       PHOENIX CALIFORNIA TAX-EXEMPT BOND


                              PREPARED FOR: LVOTTA


                                                         Sales                             Net Asset          Initial
                      Initial          Offering          Charge            Shares            Value           Net Asset
        Date        Investment          Price           Included          Purchased        per Share           Value
        ----        ----------        ---------         --------          ---------        ---------         ---------

       4/30/84       $1,000.00         $11.1800           0.00%             89.445          $11.1800           $1,000



                     Dividends and Capital Gains Reinvested


         - - - - - - C O S T   O F   S H A R E S - - - - - -            - - - - - - V A L U E   O F   S H A R E S - - - - - -
                        Annual    Cumulative    Total      Annual                  From                 From
          Cumulative    Income      Income    Investment  Cap Gain      From     Cap Gains    Sub-    Dividends    Total     Shares
 Date     Investment   Dividends   Dividends    Cost      Distrib'n  Investment  Reinvested   Total   Reinvested   Value      Held
4/30/84     1,000          0           0        1,000         0         1,000         0       1,000         0      1,000        89
4/30/85     1,000         94          94        1,094         0         1,033         0       1,033        99      1,132        98
4/30/86     1,000        102         196        1,196         0         1,145         0       1,145       217      1,362       106
4/30/87     1,000        108         304        1,304         0         1,118         0       1,118       315      1,433       115
4/30/88     1,000        107         411        1,411         0         1,098         0       1,098       416      1,514       123
4/30/89     1,000        115         525        1,525         0         1,138         0       1,138       548      1,686       133
4/30/90     1,000        123         649        1,649         0         1,125         0       1,125       663      1,788       142
4/30/91     1,000        129         777        1,777         3         1,168         3       1,171       820      1,991       152
4/30/92     1,000        138         915        1,915        15         1,180        18       1,198       966      2,164       164
4/30/93     1,000        137       1,052        2,052        13         1,221        31       1,252     1,137      2,389       175
4/30/94     1,000        136       1,188        2,188        21         1,166        50       1,216     1,216      2,432       187

Totals                 1,188                                 52         1,166        50       1,216     1,216      2,432       187


 Average Annual Total Return for This Illustration: 9.29% (Annual Compounding)

 Average Annual Total Returns       1 - Year        5 - Year         10 - Year
                                    --------        --------         ---------
after Maximum 4.75% Sales Charge
  for Periods Ending 3/31/94:        -2.64%           7.04%            8.74%